Listing Report:Supplement No. 267 dated Jun 18, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have filed a registration statement on Form S-1 with the SEC in connection with this offering. In addition, we are required to file annual, quarterly and current reports and other information with the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC's Internet site at http://www.sec.gov.

The prospectus is part of the registration statement and does not contain all of the information included in the registration statement and the exhibits, schedules and amendments to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Notes, we refer you to the registration statement and to the exhibits and schedules to the registration statement filed as part of the registration statement. Whenever a reference is made in the prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

We "incorporate" into the prospectus information we filed with the SEC in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. This means that we disclose important information to you by referring to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is available on our website, www.prosper.com.

The information incorporated by reference is considered to be part of the prospectus. Information contained in the prospectus automatically updates and supersedes previously filed information.

You may request a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which will be provided to you at no cost, by writing, telephoning or emailing us. Requests should be directed to Customer Support, 111 Sutter St, 22nd Floor, San Francisco, CA 94104; telephone number (415) 593-5400; or emailed to support@prosper.com. In addition, our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 is available on our website, www.prosper.com.

The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 312036
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.10%	Starting borrower rate/APR:	7.10% / 7.44%	Starting monthly payment:	$61.85

Auction yield range:	2.98% - 6.10%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1994	Debt/Income ratio:	3%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 6	Length of status:	11y 5m
Credit score:	740-759 (Jun-2010)	Total credit lines:	19	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	RewardedWithMaturity	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My personal loan for my education
Purpose of loan:
This loan will be used towards my fall semester's tuition.

Why not apply for a student loan from other institutions?
I've always tried to obtain loans from the federal government, but current interest rates from this lender are comparable to any rates I can obtain through Prosper. As a Prosper lender myself, I feel that it would be a good thing to give a chance to other lenders on Prosper.

Monthly net income: $ 4200

Monthly expenses: $
??Housing: $ 620
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 125
??Phone, cable, internet: $ 100
??Food, entertainment: $ 600
??Clothing, household expenses $100
??Credit cards and other loans: $ 300
??Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454166
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1996	Debt/Income ratio:	22%
Basic (1-10):	5	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	15 / 15	Length of status:	5y 9m
Credit score:	600-619 (May-2010)	Total credit lines:	39	Occupation:	Sales - Retail
Now delinquent:	2	Revolving credit balance:	$8,958	Stated income:	$50,000-$74,999
Amount delinquent:	$2,410	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	2
Screen name:	tcvirginia	Borrower's state:	Colorado	Borrower's group:	Fix your credit, then get a loan.
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	48 ( 100% )	600-619 (Latest)
Principal borrowed:	$3,500.00	< 31 days late:	0 ( 0% )	620-639 (Dec-2009) 640-659 (Dec-2007) 580-599 (Nov-2006) 580-599 (Oct-2006)
Principal balance:	$583.94	31+ days late:	0 ( 0% )
Total payments billed:	48
Description
Mortgage Help
I have paid off one loan on prosper in full and am more than half way down on the second loan, so I am definitely reliable on my payments. I have had a 10% cut to my salary and my commissions in the mutual fund business is obviously dropped due to the market. We have come back and forsee having my commissions higher in the next few months. Meanwhile I am 1 mortgage payment behind and need to catch up. Here are my monthly obligations: Mortgage-$1110 Car-$213 Car Insurance-$112 Gas-$120 Electric-$60 School Loan-$187 Cell Phone-$74 Credit Cards (4)-$300 Cable-$50 Prosper-$88 Misc-$200 Avg. Expenses- $2499 Minimum Income: $4000 Leftover $1501 This is NOT including any commissions, which vary monthly from $400-$3,000. I changed jobs in 2004 and moved to Colorado for a pay raise which has been substantial. I am a hard worker, extremely capable of financially taking care of myself and would like to consolidate. With my monthly payment on this loan being about $45 a month you can see that it will not be an issue to re-pay this loan even if circumstances do change. I am very responsible, pay all my bills on time and put my finances as a number one priority. Thank you for taking the time to bid on my need.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 458440
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$86.66

Auction yield range:	13.98% - 14.00%	Estimated loss impact:	15.30%
Lender servicing fee:	1.00%	Estimated return:	-1.30%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1995	Debt/Income ratio:	14%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	12 / 8	Length of status:	11y 9m
Credit score:	620-639 (Jun-2010)	Total credit lines:	26	Occupation:	Police Officer/Corr...
Now delinquent:	0	Revolving credit balance:	$15,450	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	92%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	knightrob	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 100% )	620-639 (Latest)
Principal borrowed:	$6,000.00	< 31 days late:	0 ( 0% )	620-639 (May-2010) 640-659 (Jul-2008)
Principal balance:	$2,549.25	31+ days late:	0 ( 0% )
Total payments billed:	22
Description
home improvement
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 462366
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1983	Debt/Income ratio:	29%
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	9 / 7	Length of status:	5y 0m
Credit score:	640-659 (Jun-2010)	Total credit lines:	21	Occupation:	Food Service Manage...
Now delinquent:	0	Revolving credit balance:	$13,214	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	98%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	rapid-rate4	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards.
Purpose of loan:
This loan will be used to?pay off my highest % credit cards, so that i can achive my goal of being debit free within 5 years.?

My financial situation:
I am a good candidate for this loan because? My record as you can well see, i am to the max with most of my credit cards and one has been closed but i keep up with my payments. I feel like i am just keeping up with the minuimns and not making no headway and would like to pay off those cards and close them as i do to ensure i do not get back in this kind of?sitution.? ???????????????????????????????????????????????????????????????????????????????????????????????
Monthly net income: $ 2800.00

Monthly expenses: $ 2300-2500
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 462860
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$678.54

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1997	Debt/Income ratio:	16%
Basic (1-10):	5	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	14 / 14	Length of status:	2y 5m
Credit score:	680-699 (Jun-2010)	Total credit lines:	39	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$33,231	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	71%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	payout-carrier	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Becoming Partner
Purpose of loan:
This loan will be used to?? I have a great opportunity to become a partner in a venture capitalist company.

My financial situation:
I am a good candidate for this loan because?? I will be able to pay this loan back within the first 12 months

Monthly net income: $ 11,000

Monthly expenses: $
??Housing: $ 2,800
??Insurance: $
??Car expenses: $ 350
??Utilities: $ 400
??Phone, cable, internet: $ 200
??Food, entertainment: $ 400
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 1450
??Other expenses: $ 300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 462926
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	21.55%	Starting borrower rate/APR:	22.55% / 24.82%	Starting monthly payment:	$134.66

Auction yield range:	7.98% - 21.55%	Estimated loss impact:	8.51%
Lender servicing fee:	1.00%	Estimated return:	13.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1991	Debt/Income ratio:	9%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 5	Length of status:	6y 3m
Credit score:	700-719 (Jun-2010)	Total credit lines:	27	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$3,138	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	78%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	10
Screen name:	dynamic-order	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Down payment for used car loan
Purpose of loan:
My wife needed a car, by putting more money down on a used car, we were able to get the car she needed at an interest rate and payment we could easily afford, and the car is safe enough for the large amount of Minnesota driving she does (which includes work and driving our two children to school).

My financial situation:
My credit took a hit a few years back because we had a bankruptcy that resulted from a small business we owned that didn't work. The bankruptcy was not at all due to reckless spending or bad decisions. Now my credit is stronger, I make a good income, and I am up to date on all my bills, but the past credit problems make it difficult to get the credit I need.

Monthly net income: About $4,350 after 401k and benefits are taken out.

Monthly expenses: Standard monthly expenses, only one credit card payment which is minimal, low car payment ($212)

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 462938
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	11.00%	Starting borrower rate/APR:	12.00% / 14.13%	Starting monthly payment:	$332.14

Auction yield range:	10.98% - 11.00%	Estimated loss impact:	10.23%
Lender servicing fee:	1.00%	Estimated return:	0.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2000	Debt/Income ratio:	16%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 7	Length of status:	9y 1m
Credit score:	700-719 (Jun-2010)	Total credit lines:	11	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$11,277	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	65%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	vlong	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wedding and Travel Expenses
Purpose of loan:
This loan will be used for my wedding and travel expenses.

My financial situation:
I am a good candidate for this loan because I am responsible and never late for my payments.

Monthly net income: $ 3300.00

Monthly expenses: $
??Housing: $ 800
??Insurance: $ 118
??Car expenses: $ 0
??Utilities: $ 150
??Phone, cable, internet: $ 80
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 100
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 462968
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$18,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	27.38%	Starting borrower rate/APR:	28.38% / 30.73%	Starting monthly payment:	$748.24

Auction yield range:	10.98% - 27.38%	Estimated loss impact:	10.68%
Lender servicing fee:	1.00%	Estimated return:	16.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1998	Debt/Income ratio:	41%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	13 / 12	Length of status:	2y 8m
Credit score:	700-719 (Jun-2010)	Total credit lines:	23	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$22,133	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	70%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	friendly-asset663	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Credit Cards
Purpose of loan:
This loan will be used to payoff/consolidate my credit cards.

My financial situation:
I am a good candidate for this loan because I have a long working history in the banking industry and very reliable income.

Monthly net income: $ 2800

Monthly expenses: $
??Housing: $ 700
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $ 25
??Food, entertainment: $ 400
??Clothing, household expenses $?200
??Credit cards and other loans: $ 800
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 462976
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,900.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	33.00%	Starting borrower rate/APR:	34.00% / 36.44%	Starting monthly payment:	$84.88

Auction yield range:	7.98% - 33.00%	Estimated loss impact:	7.30%
Lender servicing fee:	1.00%	Estimated return:	25.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-2003	Debt/Income ratio:	21%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	12 / 9	Length of status:	2y 1m
Credit score:	640-659 (May-2010)	Total credit lines:	19	Occupation:	Military Officer
Now delinquent:	0	Revolving credit balance:	$22,181	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	91%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	impeccable-compassion	Borrower's state:	Florida	Borrower's group:	LendersClub
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	9 ( 100% )	640-659 (Latest)
Principal borrowed:	$2,500.00	< 31 days late:	0 ( 0% )	680-699 (Jul-2009)
Principal balance:	$1,780.19	31+ days late:	0 ( 0% )
Total payments billed:	9
Description
Refinancing a previous loan
Thanks for all the support on the last loan. Due to a problem with my verification card being mailed to me and being sent back, my loan was cancelled. So just a small hiccup, this should be fine this time and done quickly.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 462992
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,590.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	19.06%	Starting borrower rate/APR:	20.06% / 22.30%	Starting monthly payment:	$133.53

Auction yield range:	7.98% - 19.06%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	12.12%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1991	Debt/Income ratio:	33%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	12 / 11	Length of status:	3y 0m
Credit score:	680-699 (Jun-2010)	Total credit lines:	31	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$38,616	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	75%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	dedicated-responsibility1	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Starting clean
Purpose of loan:
This loan will be used to pay off debt?on which?credit card companies have been been raising rates & lowering limits as we try to pay off balances.

My financial situation:
I am a good candidate for this loan because I am?a dependable, responsible individual. I?have a strong determination not to let any debt go unpaid & I have a great track record of paying on time. I anticipate paying this loan quickly.

Monthly net income: $ 3325

Monthly expenses: $ 1284
??Housing: $ 150
??Insurance: $ 114
??Car expenses: $ 13
??Utilities: $ 0
??Phone, cable, internet: $ 190
??Food, entertainment: $ 125
??Clothing, household expenses $
??Credit cards and other loans: $?650
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 462998
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.33%	Starting borrower rate/APR:	9.33% / 11.43%	Starting monthly payment:	$63.91

Auction yield range:	3.98% - 8.33%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.21%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-2000	Debt/Income ratio:	30%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	14 / 12	Length of status:	2y 1m
Credit score:	720-739 (Jun-2010)	Total credit lines:	23	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$2,953	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	65%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	stream9	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for College
Purpose of loan:
This loan will be used to pay tuition for this summer semester.

My financial situation:
I am a good candidate for this loan because I have never made a late payment on anything. I am responsible with my bills, and my continuous goal is to pay down my debt as soon as possible.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463004
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1994	Debt/Income ratio:	Not calculated
Basic (1-10):	3	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 6	Length of status:	7y 5m
Credit score:	620-639 (May-2010)	Total credit lines:	21	Occupation:	Construction
Now delinquent:	1	Revolving credit balance:	$9,863	Stated income:	$50,000-$74,999
Amount delinquent:	$50	Bankcard utilization:	82%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	14
Screen name:	Sdog3778	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	21 ( 100% )	620-639 (Latest)
Principal borrowed:	$6,500.00	< 31 days late:	0 ( 0% )	640-659 (Sep-2008) 640-659 (Jun-2008) 640-659 (May-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	21
Description
Certifications for expansion
Purpose of loan:
This loan will be used to?
finance continued training to certify in FIrst Aid and CPR as an instructor thru the National Safety Council to add to our business this safety training to other firms.? There is a niche market in the tower industry for providing this training nationwide.? We have a relationship with an international fall protection training company (ComTrain, LLC) who is willing to work with us and their schedule to dovetail in our 1 day training at their various locations.? This gives us a marketing venue with little investment.
Additionally, financing certification training to become an OSHA 10 and 30 course instructor to teach these classes locally and nationally.? Not only does the tower industry require this training, but the broadband outside plant work does as well as any commerical construction.? Average cost to company to send a student thru this training is $250 nationally.? Materials cost less than $30 for the course, travel expenses are factored in to total class costs and student minimums are usually set at 10 with the average class being 18-25 students.
Last, purchase a test set for line sweeping cellular equipment to the higher standards now being required to meet the 3G and 4G deployments.? Third party testing is becoming more prominent and requires the test set and an operator rather than full scale tower crew of 4 to perform many tasks at tower sites.
My financial situation:
I am a good candidate for this loan because? I recently received a large increase in my VA disability compensation and I can pay the loan amount directly from that income with money to spare for other personal expenses even before we go out and work in this expanded field.

Monthly net income: $ 3800

Monthly expenses: $
??Housing: $ 0, wife makes payment to house from her job and all the home expenses.??
??Insurance: $22
??Car expenses: $361
??Utilities: $
??Phone, cable, internet: $175?
??Food, entertainment: $100
??Clothing, household expenses $75
??Credit cards and other loans: $ 65
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463010
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$328.23

Auction yield range:	10.98% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2004	Debt/Income ratio:	28%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	11 / 11	Length of status:	2y 1m
Credit score:	700-719 (Jun-2010)	Total credit lines:	16	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$11,541	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	70%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	pragmatic-bill	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
For Emergency
Purpose of loan:
Family is having an emergency, and is in need of a lump sum of funds

My financial situation:
I pay my bills on time, have a pretty good credit score.

Monthly net income: $ 4500

Monthly expenses: $
??Housing: $ 200
??Insurance: $ 370
??Car expenses: $ 360
??Utilities: $100
??Phone, cable, internet: $ 100
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 300
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463024
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$175.41

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1987	Debt/Income ratio:	28%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 4	Length of status:	11y 4m
Credit score:	720-739 (Jun-2010)	Total credit lines:	31	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$6,674	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	58%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	agreement-platoon	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	7 ( 100% )	720-739 (Latest)
Principal borrowed:	$3,000.00	< 31 days late:	0 ( 0% )	740-759 (Nov-2009)
Principal balance:	$2,486.45	31+ days late:	0 ( 0% )
Total payments billed:	7
Description
consolidate bills
Purpose of loan:
This loan will be used to? consolidate??credit cards

My financial situation:
I am a good candidate for this loan because??
??I am always on a budget. I need help but I work hard. I am single and have a fulltime job. I am responsible and try to pay my bills on time but it is becoming hard with too much credit card debit.? . interest rates are high!!?I have also always had good?credit but it is getting hard? to keep this?up. ?This is also making it hard to pay my credit cards and my mortgage. I have a part-time job and am trying hard but I need some extra help for now. This loan would make things easier.,consolidate into one small bill?Thank you Friends and Family Winning Bids
Monthly net income: $ 2800
Monthly expenses: $
??Housing: $ 720
??Insurance: $ 120
??Car expenses: $ 250
Utilities: $?250
??Phone, cable, internet: $ 130
??Food, entertainment: $ 150
??Clothing, household expenses $ 100
??Credit cards and other loans: $?450
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463028
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-2006	Debt/Income ratio:	19%
Basic (1-10):	4	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	5 / 5	Length of status:	2y 9m
Credit score:	660-679 (Jun-2010)	Total credit lines:	10	Occupation:	Nurse's Aide
Now delinquent:	0	Revolving credit balance:	$548	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	82%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	avi87	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	23 ( 100% )	660-679 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	520-539 (Jun-2008)
Principal balance:	$424.82	31+ days late:	0 ( 0% )
Total payments billed:	23
Description
Fix My Car
Purpose of loan:
This loan will be used to fix my car. Recently it broke down on me and need to fix it as soon as possible.

My financial situation:
I am a good candidate for this loan because I have a stable job and have been working for years. I have been working on my credit as you can see the improvement. I am offering a great rate for investors and I have another loan from prosper that I have paid on time for the past two years without being late always on time. Any questions I will ba happy to answer.
Monthly net income: $3000 with husband

Monthly expenses
??Housing: $ 300
??Insurance: $ 80
??Car expenses: $ 0
??Utilities: $ 60
??Phone, cable, internet: $ 65
??Food, entertainment: $ 300
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 60
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463054
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$678.54

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-2000	Debt/Income ratio:	81%
Basic (1-10):	1	Inquiries last 6m:	8	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	21 / 15	Length of status:	0y 5m
Credit score:	640-659 (Jun-2010)	Total credit lines:	34	Occupation:	Professional
Now delinquent:	1	Revolving credit balance:	$4,180	Stated income:	$25,000-$49,999
Amount delinquent:	$130	Bankcard utilization:	53%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	industrious-coin7	Borrower's state:	NewMexico	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
buying a salon
Purpose of loan:
This loan will be used to?
buy a beauty salon

My financial situation:
I am a good candidate for this loan because?
my past experience with the Regis Corporation as an Area Manager has given me the tools to understand business and beauty.
Monthly net income: $
3000
Monthly expenses: $
??Housing: $ 1015 ???? ????
??Insurance: $
??Car expenses: $ 450
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 175
??Clothing, household expenses $
??Credit cards and other loans: $ 500
??Other expenses: $ 75
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463060
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.49%	Starting monthly payment:	$55.75

Auction yield range:	10.98% - 19.00%	Estimated loss impact:	10.45%
Lender servicing fee:	1.00%	Estimated return:	8.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1989	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	2 / 2	Length of status:	1y 9m
Credit score:	640-659 (Jun-2010)	Total credit lines:	30	Occupation:	Student - College S...
Now delinquent:	0	Revolving credit balance:	$350	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	46%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	7
Screen name:	153-fish	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
help me with Daniel's daycare costs
Purpose of loan:
This loan will be used to pay for childcare expenses so that I may continue my education and complete my college degree. Once the fall semester starts I will be working in a work study position on campus. The wages earned will also be used to pay for childcare expenses.

My financial situation:
I am a good candidate for this loan because? I am a good student (3.5 GPA) who is committed to completing his education. Once I complete my BSW degree I will able to transfer into a program for a MSW with advanced standing. Earning a MSW will allow me to earn a good salary and significantly improve my financial picture.

Monthly net income: $ 1300

Monthly expenses: $
??Housing: $600
??Insurance: $50
??Car expenses: $100
??Utilities: $75
??Phone, cable, internet: $50
??Food, entertainment: $125
??Clothing, household expenses $50
??Credit cards and other loans: $50
??Other expenses: $50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463072
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	9.30%	Starting borrower rate/APR:	10.30% / 10.65%	Starting monthly payment:	$486.12

Auction yield range:	2.98% - 9.30%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	7.79%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1989	Debt/Income ratio:	11%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 9	Length of status:	19y 10m
Credit score:	860-879 (Jun-2010)	Total credit lines:	35	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$3,418	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	3%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	gold-tomahawk8	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Would like to install a new kitchen
Purpose of loan:
This loan will be used to make improvements to the house that we have owned and lived in for almost 10 years. I would like to mainly update the kitchen to a more modern design.Redo all the cabinets, flooring, and get new appliances. If possible I would also like to purchase all new furniture for living and bedroom areas.

My financial situation:
I am a good candidate for this loan because I have an Excellent track record in managing my personal finances and paying all of my bills on time. I have been employed with a stable company for almost 20 years.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463078
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	20.93%	Starting borrower rate/APR:	21.93% / 24.19%	Starting monthly payment:	$362.47

Auction yield range:	7.98% - 20.93%	Estimated loss impact:	7.49%
Lender servicing fee:	1.00%	Estimated return:	13.44%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1999	Debt/Income ratio:	19%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	17 / 17	Length of status:	1y 10m
Credit score:	760-779 (Jun-2010)	Total credit lines:	39	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$3,655	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	36%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	embrown	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	21 ( 100% )	760-779 (Latest)
Principal borrowed:	$6,050.00	< 31 days late:	0 ( 0% )	740-759 (Sep-2009) 680-699 (Dec-2006)
Principal balance:	$1,889.14	31+ days late:	0 ( 0% )
Total payments billed:	21
Description
Working Cap - Sports Fundraising Co
Purpose of loan:
This loan will be used to support additional inventory purchases for our hockey retail company supporting youth athletics.? We are a hockey stick equipment provider and operate as a fundraiser for youth hockey associations in Minnesota, where roughly 50,000 kids play hockey.? Our business purchases hockey sticks from wholesalers, marks them up approximately 40% and then we give 10% of the sale as a discount to the customer and 10% of the sale as a charitable donation to local youth hockey associations.?

We?net between 15-20% margin on each hockey stick sale while our products are marketed by the youth coaches and association directors having the most contact with parents and players.? With our business model, we do not need fancy retail space because the customer comes to us and we bring our products to showcase for the associations.

My financial situation:
I am a good candidate for this loan because I have my BA and MBA in Finance, and am a CLSSBB.? In addition to this business, I also own a successful small business consulting firm that is being run by my other consultants at this point, allowing me time to work on this project which will give back to the community.

I have used 2 personal prosper loans and never missed a payment on either of those.? I truly appreciate the assistance and want to thank you for your interest whether you bid or not.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463096
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$121.27

Auction yield range:	10.98% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-2001	Debt/Income ratio:	7%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	3 / 3	Length of status:	5y 1m
Credit score:	680-699 (Jun-2010)	Total credit lines:	11	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$918	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	29%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	youthful-nickel	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay Off Lawyer Fees
Purpose of loan:
This loan will be used to? to pay off lawyers fees to fight custody battle

My financial situation:
I am a good candidate for this loan because? i have good credit, my debt to income ratio is low i am in school again

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463108
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2002	Debt/Income ratio:	38%
Basic (1-10):	3	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 7	Length of status:	3y 9m
Credit score:	660-679 (Jun-2010)	Total credit lines:	26	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$6,158	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	102%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	independent-reward	Borrower's state:	Kansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consildation!
Purpose of loan:
This loan will be used to pay off my 3 credit cards. Two of which accounts will then be closed, one will be kept for credit score and emergency purposes.

My financial situation:
I am a good candidate for this loan because I have two jobs and I am a very hard worker. I made some mistakes when I was younger and I am trying to start fresh in the hopes of someday soon buying a home and having a family. I would just like a chance to get things in order. I have spent a lot of time researching, budgeting and tracking my expenses. This loan is essential for utilizing all of my research. I am responsible and trust worthy. I always pay my minimum monthly payments on time; the problem is because of interest charges the balance only goes down by a fraction. My ultimate goal is to get everything combined into one monthly payment that will pay off in a set amount of time.

Monthly net income: $ 2370.00

Monthly expenses: $
??Housing: $ 555
??Insurance: $ 70
??Car expenses: $ 222
??Utilities: $ 60
??Phone, cable, internet: $ 120
??Food, entertainment: $ 100
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 427 (this amount includes the monthly minimum payments for the cards I am wishing to pay off)
??Other expenses: $ 30 (Dog food and Pet care)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463132
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	8.43%	Starting borrower rate/APR:	9.43% / 9.77%	Starting monthly payment:	$256.00

Auction yield range:	2.98% - 8.43%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.93%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2001	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	5	Current / open credit lines:	10 / 10	Length of status:	2y 2m
Credit score:	840-859 (Jun-2010)	Total credit lines:	17	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$13,557	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	17%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	computerwizard	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off one credit card
Purpose of Loan Pay off a higher interest credit card.

Why I'm a Good Candidate My wife and I:

Have stable incomeOwn our homeHave a reliable carHave multiple sources of income (rental tenants in our home)Are both employed in stable jobs in the Tech IndustryHave years of solid credit history with no delinquencies This is a credit card that I'm already paying, so the expense of repaying this loan will not be a burden; I'll just being giving the interest to you instead of the credit card company! Thank you for your consideration!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463206
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	11.00%	Starting borrower rate/APR:	12.00% / 14.13%	Starting monthly payment:	$265.71

Auction yield range:	7.98% - 11.00%	Estimated loss impact:	8.23%
Lender servicing fee:	1.00%	Estimated return:	2.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2002	Debt/Income ratio:	17%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	11 / 10	Length of status:	0y 1m
Credit score:	720-739 (Jun-2010)	Total credit lines:	16	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$14,127	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	78%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	a-impressive-return8	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying of my credit cards
Purpose of loan:
This loan will be used to pay off my credit cards.

My financial situation:
I am a good candidate for this loan because I take my obligations seriously.? I have never missed a payment on any debt and plan to keep it that way.? Once my credit cards are paid off I hope to purchase a new home and need pristine credit to get a good rate in this market!?

Monthly net income: $ 3795

Monthly expenses: $
??Housing & utilities: $ 400? (this is so low because I share housing to keep costs down)
??Insurance: $ 80
??Car expenses: $ 100 (gas only, the car is paid off!)
??Food, entertainment: $ 150
??Clothing, household expenses $ 75
??Credit cards and other loans: $ 2990 (this includes the mortgage for a house I own and rent out)

For the curious: The photo is my family at the botanical gardens near Miami, Florida.? We took mom there for mothers day lunch last year.? I am on the far right.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463242
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$445.96

Auction yield range:	16.98% - 19.00%	Estimated loss impact:	26.06%
Lender servicing fee:	1.00%	Estimated return:	-7.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1991	Debt/Income ratio:	26%
Basic (1-10):	2	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	14 / 11	Length of status:	3y 1m
Credit score:	700-719 (Jun-2010)	Total credit lines:	27	Occupation:	Nurse (RN)
Now delinquent:	0	Revolving credit balance:	$12,693	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	90%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	hornet478	Borrower's state:	Kansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off credit cards
Purpose of loan:
This loan will be used to? to pay off credit cards and to pay taxes on my new car

My financial situation:
I am a good candidate for this loan because?? i am trying to reduce my debt and pay off cards sooner.

Monthly net income: $ 66,000

Monthly expenses: $
??Housing: $ 850
??Insurance: $ 200
??Car expenses: $ 850
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $ 500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463260
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1997	Debt/Income ratio:	38%
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	6 / 4	Length of status:	5y 3m
Credit score:	620-639 (Jun-2010)	Total credit lines:	11	Occupation:	Retail Management
Now delinquent:	1	Revolving credit balance:	$289	Stated income:	$25,000-$49,999
Amount delinquent:	$40	Bankcard utilization:	96%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	ANGEL00	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	23 ( 100% )	620-639 (Latest)
Principal borrowed:	$2,000.00	< 31 days late:	0 ( 0% )	660-679 (Jul-2009) 640-659 (Aug-2008)
Principal balance:	$836.51	31+ days late:	0 ( 0% )
Total payments billed:	23
Description
2 LOANS PAID AS AGREED
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because? I pay my bill on time. My credit score on Trans Union is 698 as of today.?My credit score increased on ?Trans union so I don't understand why prosper is showing me a HR.? This is my 3rd Prosper loan and this will be paid on time as my other 2 Prosper loan have been.?It will also be automatic debited from my checking acct.?The only?Delinquency is from a libary for 40.00 for a over due book. I've never had a over due book and I'm trying to get this removed from my credit report. Everything else on my credit report is showing paid as agreed.

Thank you for your consideration.
Monthly net income: $ 2500.00

Monthly expenses: $
??Housing: $ husband pays
??Insurance: $ 70
??Car expenses: $ 433( my car payment)
??Utilities: $ husband?pays
??Phone, cable, internet: $ 130
??Food, entertainment: $ 240
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 60
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463266
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	15.00%	Starting borrower rate/APR:	16.00% / 18.18%	Starting monthly payment:	$87.89

Auction yield range:	7.98% - 15.00%	Estimated loss impact:	8.34%
Lender servicing fee:	1.00%	Estimated return:	6.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1995	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	12 / 11	Length of status:	4y 6m
Credit score:	700-719 (Jun-2010)	Total credit lines:	23	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$28,472	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	52%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	Graver	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
We would like the loan to decrease our credit card interest payments. Prior to the credit card act being put into place, all of the interest rates on our credit cards were increased even though my wife is a pediatrician and my small business is doing well.? We both have excellent credit.? My credit scores range? from 700-719.?

The? limit on my credit cards were decreased for no reason which increased my credit utilization to over 51%.? My wife and I recently had a baby, so we are planning on buying a house in the near future. We would both like to reduce any outstanding credit card debt so we can get the lowest mortgage rate possible.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463272
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.49%	Starting monthly payment:	$55.75

Auction yield range:	16.98% - 19.00%	Estimated loss impact:	26.06%
Lender servicing fee:	1.00%	Estimated return:	-7.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-2006	Debt/Income ratio:	Not calculated
Basic (1-10):	3	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	2 / 2	Length of status:	0y 0m
Credit score:	680-699 (Jun-2010)	Total credit lines:	16	Occupation:	Student - College G...
Now delinquent:	0	Revolving credit balance:	$878	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	87%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	productive-revenue	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying for summer school
Purpose of loan:
This loan will be used for rent and school books.

My financial situation:
I am a good candidate for this loan because I have never been late on any payments for anything. This loan will be repaid in full no later than September as that is when I expect to receive my scholarship funds and stipend.

Monthly net income: $ 1200

Monthly expenses: $ 525
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463284
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	10.00%	Starting borrower rate/APR:	11.00% / 11.35%	Starting monthly payment:	$245.54

Auction yield range:	2.98% - 10.00%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	8.49%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1992	Debt/Income ratio:	9%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Retired
Enhanced (1-5):	5	Current / open credit lines:	4 / 4	Length of status:	1y 0m
Credit score:	820-839 (May-2010)	Total credit lines:	17	Stated income:	$25,000-$49,999
Now delinquent:	0	Revolving credit balance:	$2,783
Amount delinquent:	$0	Bankcard utilization:	11%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	loyalty-magnifico3	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New Roof For Working Retiree
Purpose of loan:
This loan will be used to?help pay for the next major rehab project on my?"new"?house: replacing the roof.? First estimate is $12K to replace roof, gutters, and dry rot on facia and bridge rafters.? I?m getting 2 more estimates but believe they will be in the same range based on the extent of work needed.

I am a good candidate for this loan because?.I pay attention to not being late with my payments and to not being over-extended.? Although I retired early, I still have a widely-known?reputation?in my former industry; a skill set in high demand; and consequently easy options for part- & full-time work.? I am currently working so I won?t have to borrow the full amount needed to fix the roof.? I also have a large retirement account to fall back on if needed.

My financial situation:
Income:?
$2500/mo net from pension
$850/mo from my son & his family who share the house with me
Total: $3350/mo?
Supplemented by up to $5000/mo (net) from employment (40+ hrs/wk possible, actual hours-discretionary).? Currently working full-time.??

Expenses:?
House (PITI)-$800/mo
Utilities (gas, elec, water, garbage, cable, internet)-$500/mo
Transportation (truck & motorcycle gas & insurance)-$350/mo
Food & Entertainment-$900/mo
Total:? $2550/mo
Other debt: credit cards; interest at 16%.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463290
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-2008	Debt/Income ratio:	15%
Basic (1-10):	5	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	3 / 3	Length of status:	2y 0m
Credit score:	640-659 (Jun-2010)	Total credit lines:	3	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$671	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	58%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	autonomous-coin9	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
i want to pay my debt and fix car
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $ 795
??Insurance: $ 75
??Car expenses: $ 204
??Utilities: $ 35
??Phone, cable, internet: $ 135
??Food, entertainment: $ 100
??Clothing, household expenses $ 50
??Credit cards and other loans: $40
??Other expenses: $ 40
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463308
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.65

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1989	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	1	Inquiries last 6m:	5	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	6 / 5	Length of status:	17y 10m
Credit score:	640-659 (Jun-2010)	Total credit lines:	38	Occupation:	Social Worker
Now delinquent:	0	Revolving credit balance:	$3,363	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	74%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	4
Screen name:	extraordinary-p2ploan7	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Doctoral Student-Tuition Needed
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463320
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-2007	Debt/Income ratio:	Not calculated
Basic (1-10):	1	Inquiries last 6m:	6	Employment status:	Part-time employee
Enhanced (1-5):	1	Current / open credit lines:	3 / 2	Length of status:	2y 0m
Credit score:	640-659 (Jun-2010)	Total credit lines:	3	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$463	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	92%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	balanced-duty5	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation & Schooling
Purpose of loan:
This loan will be used to? pay off credit cards and to help me finish my schooling.. once credit cards are payed of i will have more money to myself and to pay off my loan,,,

My financial situation:
I am a good candidate for this loan because? i have always found a way to come up with the money, i have worked extra hours, because of my schooling i have not been able to work full time.

Monthly net income: $

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $ 80
??Utilities: $ 20
??Phone, cable, internet: $ 200
??Food, entertainment: $ 100
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 463
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463326
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.20%	Starting borrower rate/APR:	10.20% / 12.31%	Starting monthly payment:	$242.71

Auction yield range:	3.98% - 9.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	7.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1980	Debt/Income ratio:	18%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	11 / 8	Length of status:	1y 2m
Credit score:	760-779 (Jun-2010)	Total credit lines:	23	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$25,588	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	71%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	upright-market4	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit card debt
Purpose of loan:
This loan will be used to pay off credit cards with higher interest rates

My financial situation:
I am a good candidate for this loan because I make a solid monthly income, and am trying to make a smart financial decision by paying down some high (29.99%) interest debt.? I make plenty of income as a medical device sales rep to make the monthly payments. I have also never missed or been late on a payment for any loans I have had.
Monthly net income: $ 6,500

Monthly expenses: $ 3,500
??Housing: $ 1,000
??Insurance: $ 100
??Car expenses: $ 0 (company car)
??Utilities: $ 250
??Phone, cable, internet: $ 100
??Food, entertainment: $ 500
??Clothing, household expenses $ 300
??Credit cards and other loans: $ 750
??Other expenses: $ 500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463344
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$407.12

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1990	Debt/Income ratio:	21%
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	17 / 11	Length of status:	2y 2m
Credit score:	660-679 (Jun-2010)	Total credit lines:	34	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$50,151	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	93%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	6
Screen name:	treasure-dynamo0	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate debt to improve credit
Purpose of loan:
This loan will be used to consolidate some debt to improve credit score.

My financial situation:
I am a good candidate for this loan because I have not had any delinquencies in last?5 years.

Monthly net income: $ 9,500

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463368
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 12.75%	Starting monthly payment:	$31.89

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2000	Debt/Income ratio:	26%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 8	Length of status:	0y 10m
Credit score:	700-719 (Jun-2010)	Total credit lines:	13	Occupation:	Scientist
Now delinquent:	0	Revolving credit balance:	$11,397	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	100%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	blue-systematic-treasure	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Unexpected Expenditures
Purpose of loan: Need to travel to Ireland to complete my thesis defense

My financial situation:
I am a good candidate for this loan because I have a well paying stable job at Duke University
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463374
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,250.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	19.06%	Starting borrower rate/APR:	20.06% / 23.07%	Starting monthly payment:	$46.49

Auction yield range:	7.98% - 19.06%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	12.12%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2002	Debt/Income ratio:	34%
Basic (1-10):	9	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	23 / 17	Length of status:	8y 5m
Credit score:	660-679 (May-2010)	Total credit lines:	41	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$21,299	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	75%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	finders18	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal loan for landscaping
Purpose of loan:
This loan will be used to do landscaping on my primary residence.

My financial situation:
I am a good candidate for this loan because i work a steady job for the past 8 years and have my paid my bills on time .

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463386
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	13.85%	Starting borrower rate/APR:	14.85% / 17.02%	Starting monthly payment:	$276.74

Auction yield range:	5.98% - 13.85%	Estimated loss impact:	5.23%
Lender servicing fee:	1.00%	Estimated return:	8.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1995	Debt/Income ratio:	25%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 6	Length of status:	8y 9m
Credit score:	740-759 (Jun-2010)	Total credit lines:	30	Occupation:	Biologist
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	jmh1850	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	29 ( 100% )	740-759 (Latest)
Principal borrowed:	$5,500.00	< 31 days late:	0 ( 0% )	660-679 (Dec-2007)
Principal balance:	$1,250.04	31+ days late:	0 ( 0% )
Total payments billed:	29
Description
My loan for an auto purchase
Purpose of loan:
This loan will be used to purchase a more fuel efficient vehicle so that I can sell my?gas-thirsty, income-robbing?07' Dodge Ram.?? The payment on this vehicle is $514 monthly and?insurance is about $1250?annually.? I like it, but at times I commute a lot and will be glad to see the unecessary expenses go!? My plan is to put about $5000 of my savings with the loan to purchase a good used vehicle from an individual.

My financial situation:
I am a good candidate for this loan because I am fortunate enough to have?a?nice paying,?secure civilian position with the military.? In addition to my "day" job, I am also an?instructor/researcher?at a?Big 12 University (Go Pokes!). This income ($1400/mo, year-round) is being used almost exclusively to pay down existing debt.

Also, I?own my?home, along with the land it sits on. This alone frees up a good deal of my income... I?do have some expenses in the form of?a business?loan?I took?out to?help my wife begin a small business?($315 monthly) along with 2 car and a motorcycle payment; however,?I manage repayment of these on my income alone with ease.? Once my wife's business is more established, we plan to use her income to pay off the business, as of now she is?putting proceeds back into operation and to pay a couple salaries (it's a?lunch bistro and she opened about 3 months ago).? The remainder of my?DTI ratio is?student loans.

My wife and I did file bankruptcy about?5 years ago due to?ignorance on our part (no one to blame but us!).? Since that time, we changed our lifestyle by selling our large nice home and building a small house on some family land, not to mention living a lot more sensibly.

Monthly net income: $ 5629 - includes the teaching/research contract

Minimum Monthly expenses: $?2957 (the surplus is?used to pay down?existing debt and for savings)
??Housing: $ 0.00
??Insurance: $ 225.00
??Car expenses: $ 790.00
??Utilities: $ 150.00
??Phone, cable, internet: $ 60.00
??Food, entertainment: $ 550.00
??Clothing, household expenses $ 250.00
??Loan for wife's business?(which I'm?paying until she's on her feet): $ 315.00?
? Previous?Prosper Loan: $ 187.00
? Student loan: $180
??Other expenses: $ 250 (motorcycle payment)

THANK YOU FOR THE CONSIDERATION!

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 448865
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	18.99%	Starting borrower rate/APR:	19.99% / 22.23%	Starting monthly payment:	$743.17

Auction yield range:	7.98% - 18.99%	Estimated loss impact:	8.94%
Lender servicing fee:	1.00%	Estimated return:	10.05%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1989	Debt/Income ratio:	63%
Basic (1-10):	5	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	21 / 20	Length of status:	0y 10m
Credit score:	760-779 (Jun-2010)	Total credit lines:	29	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$7,413	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	26%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	ServerGuru	Borrower's state:	Texas	Borrower's group:	BORROWERS - Free instant Listings - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Expaning our Business
Purpose of loan:
Business Expansion

My financial situation:
My wife and I both work full times jobs in addition to working our retail store. The retail store supports itself and?pays the employees and has?a positive revenue stream.??

Expansion Details:
Funds are to be used to add additional product lines to drive more revenue into the business. Total cost of the expansion is $50,000 Expansion not covered by the loan is being paid with cash on hand. We can afford the monthly payment without the business covering it. Majority of the cost is inventory
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 462585
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$21,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 20.21%	Starting monthly payment:	$759.20

Auction yield range:	16.98% - 17.00%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.94%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2001	Debt/Income ratio:	28%
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	2 / 2	Length of status:	17y 10m
Credit score:	700-719 (Jun-2010)	Total credit lines:	7	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	CarlosCespedes	Borrower's state:	Florida	Borrower's group:	Global Group - Fast Same Day Approval -
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	28 ( 100% )	700-719 (Latest)
Principal borrowed:	$3,500.00	< 31 days late:	0 ( 0% )	720-739 (Apr-2010) 720-739 (Feb-2010) 700-719 (Dec-2009) 720-739 (Oct-2009)
Principal balance:	$1,004.62	31+ days late:	0 ( 0% )
Total payments billed:	28
Description
Old time prosper member need from y
????? My credit score is 719,my FICO 625 what is affecting my credit is a bankrupcy 8 years ago because? Toyota want to sue me for a car with defect and I did not have another alternative that file bankrupcy because the judgment was recorded and never effective placing me in this troublesome credit score and history.I worker hard to make my credit better and I am getting to it slowly.
???? I lent in 48 active notes in Prosper means I am a lender and now borrower I hade other loans also wit prosper and now I have a due balance 900 aprox.? I am workaholic means I work all the time as a bertender in Hospitality business,catering and? handy man,landlord on my? properties all the time,I help people make deliveries I make my day no matter what if I spend money daily?? must make money daily I have allways something to fo andthe stock market and prosper are my favors hobby I am a lender also.
???? I got the situation I have 2 balloon payments due in August one is 20 and other is 25...I must pay it they are hard equity loans in
2 of my single family homes? 18% interests,and to pay? it or at least one I need your help,income is not an issue my income ranges in the 5000 monthly means 60 thousands a year my working capital always investing,lending,stock market with acounts in Sogotrade,Charles Schwab,and Zecco my favor tock is Fannie Mae now is low but as soon as get to the point I will make some money extra and I I know how to wait.I ned your help in this 20 000 loan to pay off my balloon due in august address of the property is 5573 ne 3rd ave miami fl 33137 this is central area and this property is worth more than 1000 location location loc ation and it is rented out for 1200 monthly means I can pay and I havbe another incomes anyway.I deeple appreciate you bid in my loan because time is ticking and august is next door? this had been my average income in the last 3 month:
??? april? 4255.00,feb 6521.83,march 5966.11 this can be verified in my bank statment I can email if anyone need to see it.I deserve and I can pay this loan.

Purpose of loan: Pay off balloon payment due in August/2010? only debt in this property information upon request.
This loan will be used to?

My financial situation:
I am a good candidate for this loan because? with average income 5000 monthly? and with this loan I can pay even less.

Monthly net income: $ 5000

Monthly expenses: $ 3000
??Housing: $ 1500
??Insurance: $ 500
??Car expenses: $ 400
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 0
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 105
??Other expenses: $?? notie I work in hospitality Iuse uniform and eat in my job I do not spend too much in food and clothes
??????? usually I use clean recycled clothes
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 462821
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	11.00%	Starting borrower rate/APR:	12.00% / 14.13%	Starting monthly payment:	$199.29

Auction yield range:	10.98% - 11.00%	Estimated loss impact:	10.23%
Lender servicing fee:	1.00%	Estimated return:	0.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1984	Debt/Income ratio:	Not calculated
Basic (1-10):	7	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	11 / 9	Length of status:	6y 5m
Credit score:	720-739 (Jun-2010)	Total credit lines:	33	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	funds-stockpiler0	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help Son Pay For Loan After College
Purpose of loan:
I always aspired to send my son to the best school he was able to get into regardless of the cost becasue I wanted him to get a better education and have even more opportunities then I ever had. Despite scholarships and school loans there were room and board expenses not covered now that he has started working as a police officer I wanted to help him out and get him started on the right foot. My hope with this loan is to keep him away from a paycheck to paycheck lifestyle but also keep him responsible. He too will help pay for the loan making our combined income around 100,000. There is no reason we would ever default.
My financial situation:
I am a good candidate for this loan because?

Monthly net income: $ 3,583

Monthly expenses: $
??Housing: $ Rent?450 (Split with my sister from 900)
??Car expenses: $?don't need a car
??Utilities: $?100 (Split with my sister from 200)
??Phone, cable, internet: $?75 (Split with my sister from 150)
??Food, entertainment: $ 200
??Credit cards and other loans: $ 350?

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 462831
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$361.89

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2001	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	5	Inquiries last 6m:	3	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	11 / 10	Length of status:	1y 5m
Credit score:	740-759 (Jun-2010)	Total credit lines:	17	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$9,257	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	20%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	fair-asset6	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Health Insurance Won't Pay...
Purpose of loan:
This loan will be used to fund a surgery for my wife. Her doctor has recommended a procedure that our health insurance company has excluded from coverage. This procedure will drastically improve her quality of life; it will end her longstanding chronic pain and increase her mobility.

My financial situation:
As demonstrated by my credit information above, I am a responsible borrower. In addition to having a great credit history, I understand the importance of paying back a Prosper loan. My wife is a lender on Prosper and the Lending Club, so we have an appreciation for the fact that we are borrowing from real people more directly than we would if we were borrowing from a bank.

My wife makes $42,000 a year working for a social service agency funded by the state. Her position is very stable and not subject to budget cuts because her department is considered essential. She has more than enough sick and vacation leave to cover her time away from work during her surgery and recovery.

I recently graduated with a degree in Broadcast Media. I started working on paid projects as a videographer and film editor in early 2009 prior to my graduation. In year 2009 I made about $12,000 and am on track to exceed that amount this year. I expect my income to continue to increase dramatically from last year as I am no longer a student and can devote all of my time to working. I am launching my business website in 2 weeks, have joined the local chamber of commerce, and have established many professional connections from previous projects that continue to drive my business.

My wife and I recently purchased a home. We have been renovating it a little bit at a time. Because we are new homeowners we want to keep our emergency fund and savings intact to pay for any unexpected repairs. We would typically save up for a large expense, such as this procedure. However, my wife's doctor has recommended she have the surgery at the end of July so we decided to borrow the funds so she wouldn't have to wait to get it over with and start her recovery. Please feel free to ask any questions.

Monthly net income: $4000

Monthly expenses: $2200
Housing: 625$
Insurance: $75
Car expenses: 500$
Utilities: 200$
Phone, cable, internet: 200$
Food, entertainment: 400$
Clothing, household expenses 200$
Credit cards and other loans: 0$
Other expenses: 0$
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 462917
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.00%	Starting borrower rate/APR:	9.00% / 11.09%	Starting monthly payment:	$318.00

Auction yield range:	3.98% - 8.00%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	5.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1993	Debt/Income ratio:	37%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 9	Length of status:	2y 4m
Credit score:	740-759 (Jun-2010)	Total credit lines:	23	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$57,947	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	74%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	triumph39	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating debt
Purpose of loan:
This loan will be used to pay off credit card debt that was incurred with my husband's business in 2008 and early 2009.? He owns a small construction business and while it is doing well and he has steady work we do have some debt that needs to be paid off from this time period.? The majority of it is on credit cards with high interest rates (17.99 and 20%).? We are making all of our payments each month?but we would love to see more of our dollars go to paying off principle.

The dollars from this loan would allow us to eliminate one of the credit cards completely and give us an opportunity to put more focus on the other one, which would provide additional dollars that could be used to reduce our debt.

My financial situation:
I am a good candidate for this loan because building a secure future for our family is very important to my husband and me.? I have a "regular" job that provides benefits and a steady stream of income for our family.? While I sometimes envy his flexibility, this balance works well for us as my company? has great benefits and I enjoy the work I do!? My husband's business has grown considerably since he started his own company more than ten years ago.? Eliminating this debt would allow us to put further focus on growing the business rather than paying off debt.

Monthly net income: $?7,500 (this includes both my husband's income and my income, as well as some rental income we receive monthly)

Monthly expenses: $
??Housing: $ 1327
??Insurance: $ 50
??Car expenses: $?0 - all vehicles are paid off.? We do have gas and occasional maintenance
??Utilities: $?150 -?will be somewhat higher in winter months
??Phone, cable, internet: $ 125
??Food, entertainment: $ 300
??Clothing, household expenses $ 150
??Credit cards and other loans: $?2,000 (this?number represents our scheduled payments?- we actually try to pay an additional $1,000 a month)
??Other expenses: $ 1,400 for daycare
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 462929
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$222.98

Auction yield range:	10.98% - 19.00%	Estimated loss impact:	10.45%
Lender servicing fee:	1.00%	Estimated return:	8.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1998	Debt/Income ratio:	8%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	3 / 3	Length of status:	4y 2m
Credit score:	740-759 (Jun-2010)	Total credit lines:	22	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	2
Screen name:	a-adorable-duty	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Procedure to start a family
I appreciate you for taking an interested in my request.
I have been employed fulltime with my current employer for 4 years. I work closely with students, parents and faculty to assist students in a successful matriculation through college. I also have a part-time job with an academic development corporation. This academic tutoring program has a partnership with local school districts to provide additional resources to improve student standardize test scores.
The delinquencies on my credit report from 2 years ago are a result of multiple purchases and transactions clearing my account at the same time around the time of my wedding. I have taken steps in the past several years to improve and clean up my credit record. I must add that in an effort to not be in debt after the wedding, my husband and I were committed to paying for everything up front and with cash which in turn, led to some late payments. Since then, I have paid off my car note and paid all other bills on time.
I would like for prospective lenders to know that, I have been very committed to living as debt free as possible. I have worked hard to correct the mistakes from years ago as a college student. I am an extremely responsible and frugal adult that wants nothing more than to start a family. I have a stable fulltime job and have always had part-time projects for extra income. I hope that my honest description has provided you with the information you need to assist me in this journey.

Thank you again,
Dreamingoftheday
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 462935
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 23.68%	Starting monthly payment:	$37.11

Auction yield range:	7.98% - 18.90%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-2002	Debt/Income ratio:	22%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	4 / 4	Length of status:	1y 7m
Credit score:	680-699 (Jun-2010)	Total credit lines:	10	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$1,571	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	62%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	balancer7	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating debt
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 462955
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$203.56

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1984	Debt/Income ratio:	Not calculated
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	5 / 3	Length of status:	10y 5m
Credit score:	620-639 (May-2010)	Total credit lines:	12	Occupation:	Truck Driver
Now delinquent:	0	Revolving credit balance:	$2,721	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	84%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	ILWTC	Borrower's state:	Georgia	Borrower's group:	1 4 Auto Homes Trucking related borrowing & lending
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	35 ( 100% )	620-639 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	660-679 (Nov-2006) 600-619 (Oct-2006)
Principal balance:	$0.03	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
Business expansion

I have successfully paid off my first loan with prosper. This should prove to those who wish to lend to me to expand my business operation and to continue to improve my credit rating that I am responsible and trustworthy.
I am requesting your help a second time so that?I may expand my business operation and to continue to improve my credit rating.?

Please feel free to make any comments?or give any suggestions for expanding my business operation and for?improving my credit rating.

Happy bidding.

Thanks
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 462959
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.2%

Starting lender yield:	16.00%	Starting borrower rate/APR:	17.00% / 19.20%	Starting monthly payment:	$356.53

Auction yield range:	7.98% - 16.00%	Estimated loss impact:	6.56%
Lender servicing fee:	1.00%	Estimated return:	9.44%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1988	Debt/Income ratio:	32%
Basic (1-10):	5	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	9 / 9	Length of status:	20y 5m
Credit score:	800-819 (Jun-2010)	Total credit lines:	25	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$14,227	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	16%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	listing-kayak	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off credit cards for good
Purpose of loan:
?The purpose of this loan is to finally, and completely, payoff my credit card debt. I have been making consistent monthly payments, but due to the recent hike in interest rates, I have not been able to make much progress. By consolidating my payments into one lump payment, I will be able to reach my goal much quicker.

My financial situation:
I am a good candidate for this loan because I have stable employment, good credit, and a home owner. I pay my bills on time each month, and just would love to finally be debt free. In addition, I have steady income, and have been employed with the same company for over 20 years.? Thank you for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 462965
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1989	Debt/Income ratio:	5%
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	1 / 2	Length of status:	10y 2m
Credit score:	720-739 (Jun-2010)	Total credit lines:	47	Occupation:	Administrative Assi...
Now delinquent:	13	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$10,020	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	44
Screen name:	profit-winner281	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Fixing cars and summer vacation
Purpose of loan:
This loan will be used to help fix up my cars,?take care of?a few items for our home, and take a family vacation.?

My financial situation:
I am a good candidate for this loan because I just completed paying my Chapter 13 and made all my payments on time.? I have no credit cards or personal loans.? This will be my first personal loan in four years.? I had to file Chapter 13 three years ago because of loss of income.? Now I am back on my feet and just need someone to give me a chance.? I am still trying to clear up my credit report.? If you notice it says I have 13 accounts now delinquent.? I don't even have 13 credit accounts.? Also, it shows I have a total of 47 credit lines, all my accounts were closed when I filed Chapter 13.? The one item that is correct is the revloving credit balance of 0.? I was blessed to be able to buy a home last year.

Monthly net income: $ 5000.00

Monthly expenses: $ 3553.00
??Housing: $ 1863.00
??Insurance: $ 185.00
??Car expenses: $?700.00
??Utilities: $ 300.00
??Phone, cable, internet: $ 105.00
??Food, entertainment: $ 300.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463001
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,300.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.90%	Starting monthly payment:	$41.46

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2008	Debt/Income ratio:	Not calculated
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	2 / 2	Length of status:	0y 0m
Credit score:	720-739 (Jun-2010)	Total credit lines:	13	Occupation:	Waiter/Waitress
Now delinquent:	0	Revolving credit balance:	$21	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	balance-cypress6	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying summer rent- internship
Purpose of loan:
I plan on using this loan to pay for some summer expenses (rent, etc.) while I am in Austin, TX for an internship that I can add to my growing resume.

I am a good candidate for this loan because I am very responsible and will be in a much more financially stable place within the next month, and can immediately start paying the loan back.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463019
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	15.00%	Starting borrower rate/APR:	16.00% / 18.18%	Starting monthly payment:	$210.94

Auction yield range:	7.98% - 15.00%	Estimated loss impact:	8.34%
Lender servicing fee:	1.00%	Estimated return:	6.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1993	Debt/Income ratio:	6%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 5	Length of status:	7y 1m
Credit score:	700-719 (Jun-2010)	Total credit lines:	26	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$5,920	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	80%
Public records last 12m / 10y:	0/ 3	Homeownership:	No
Delinquencies in last 7y:	11
Screen name:	heartpounding-coin	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	2 ( 100% )	700-719 (Latest)
Principal borrowed:	$3,000.00	< 31 days late:	0 ( 0% )	680-699 (Mar-2010)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	2
Description
Debt Consolidation
Purpose of loan: Debt Consolidation at lower interest rate.

My financial situation:
Full time secure government employment.

Monthly net income: $ 5500

Monthly expenses: $
??Housing: $ 1300
??Insurance: $ 100
??Car expenses: $ 100
??Utilities: $ 400
??Phone, cable, internet: $ 150
??Food, entertainment: $ 600
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 350
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463021
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.10%	Starting borrower rate/APR:	7.10% / 7.44%	Starting monthly payment:	$61.85

Auction yield range:	2.98% - 6.10%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1995	Debt/Income ratio:	31%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Retired
Enhanced (1-5):	5	Current / open credit lines:	22 / 20	Length of status:	5y 11m
Credit score:	760-779 (Jun-2010)	Total credit lines:	42	Stated income:	$50,000-$74,999
Now delinquent:	0	Revolving credit balance:	$17,491
Amount delinquent:	$0	Bankcard utilization:	57%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	steelersfan12	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	760-779 (Latest)
Principal borrowed:	$12,000.00	< 31 days late:	0 ( 0% )	680-699 (Aug-2008)
Principal balance:	$6,113.57	31+ days late:	0 ( 0% )
Total payments billed:	20
Description
used vehicle for my son
Purpose of loan:
This loan will be used to?purchase a used vehicle for my son for?transportation too and from work, he has shown himself to be responsible and?I feel at this time he will continue to be responsible and understand the responsibility this brings in owning your own vehicle..?

My financial situation:
I am a good candidate for this loan because??I currently have a loan with Prosper and have been on time and current with my loan, my credit scored has improved with my first loan.?I recently retuned to work after my retirement and my income now is in the area of 71,000 this is including my pension from my retirement from law enforcement.
I?will honor this loan just like i have been with my current loan.Thank you.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463025
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	8.43%	Starting borrower rate/APR:	9.43% / 9.77%	Starting monthly payment:	$384.00

Auction yield range:	2.98% - 8.43%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.93%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1994	Debt/Income ratio:	23%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 7	Length of status:	0y 5m
Credit score:	840-859 (Jun-2010)	Total credit lines:	54	Occupation:	Skilled Labor
Now delinquent:	0	Revolving credit balance:	$80	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	helpful-leverage8	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Equipment Rental Business Capital
Purpose of loan:
This loan will be used to purchase durable equipment for a specialized equipment rental business in Denver, CO.

My financial situation:
I am a good candidate for this loan because I have?substantial assets in my personal (401k/IRA) retirement accounts?that can easily settle this loan, and I am solvent in all of my personal finances.? I?am seeking this loan for my business because I do not wish to incur the penalties of taking an early withdrawl from my retirement accounts to capitalize the equipment purchase.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463027
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$18,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	21.93%	Starting borrower rate/APR:	22.93% / 25.21%	Starting monthly payment:	$696.12

Auction yield range:	7.98% - 21.93%	Estimated loss impact:	7.52%
Lender servicing fee:	1.00%	Estimated return:	14.41%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2003	Debt/Income ratio:	17%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 8	Length of status:	2y 1m
Credit score:	760-779 (Jun-2010)	Total credit lines:	15	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$117,182	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	77%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Linux4Fun	Borrower's state:	California	Borrower's group:	Desktop Linux Users and Developers
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Zeroing Out Debt
Hi All, i am relisting this because i previously received almost no bids.? If you are not bidding, please let me know why.

Purpose of loan:

??? * I am tired of carrying debt.
??? * I want to consolidate my debt and get RID of it. Rather than doing some kind of balance transfer or consolidation into a credit card, i want to give back to the fantastic prosper community.
??? * I want to be 100% debt free and I plan to pay this loan off in less than 3 years.

My financial situation:
(explain why you are a good candidate for paying back this loan)

Straight forward answer: I am tired of living under this debt.? I want it off my back and out of my way.

Additionally, i am 27 and only $24k from having a total of $100k (my first goal) set aside for retirement in the form of IRAs.? I want to focus on accumulating money / funding my retirement and this debt is in my way.? Using a loan from Prosper i know that i will be debt free in exactly 3 years or less.

Monthly net income: $8016 (total)
$6916 monthly = Day job salary (computer programmer (Java/Web))
$1100 monthly = Rent: I've rented out a Room to the same person for over 3 years.

$8016 = Total Monthly income

Monthly expenses: $4966 (total)

??? Housing: $3852.62 (total)
??????? $3402.62 - Mortgage payment (Includes property taxes) (i have a 30 year fixed mortgage)
??????? $450 - Home owners dues

??? Insurance: ~$72 (total)
???????? $32.33 - Home
???????? $40 - Car

??? Car expenses: $105 (total)
???????? $105 - Gas.? (I drive a honda civic, work from home 2 days a week and fill up my tank about 3.5 times a month on average)

??? Utilities: $65 (total)
???????? 65 - PG&E (this is an average and the reason it is so high is because i live in a condo and all my appliances are electric.)

??? Phone, cable, internet: $192 (total)
???????? $60 - Sprint
???????? $132 - Comcast

??? Food, entertainment: $400 (total)

??? Other expenses: $280 (total)
???????? $70/week - Vanguard IRA/Retirement savings

??? Clothing, household expenses
???????? My only housing expenses are mortgage/utilities/home owners dues and those have been accounted for above.

? Credit cards and other loans: $
These will be Zeroed out with this loan but currently i make payments to:
??? - Amex
??? - Bank of America
??? - Partners First

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463039
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	16.98%	Starting borrower rate/APR:	17.98% / 20.19%	Starting monthly payment:	$180.71

Auction yield range:	16.98% - 16.98%	Estimated loss impact:	25.94%
Lender servicing fee:	1.00%	Estimated return:	-8.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2000	Debt/Income ratio:	6%
Basic (1-10):	2	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	1 / 1	Length of status:	6y 0m
Credit score:	700-719 (Jun-2010)	Total credit lines:	3	Occupation:	Professional
Now delinquent:	1	Revolving credit balance:	$54	Stated income:	$25,000-$49,999
Amount delinquent:	$172	Bankcard utilization:	10%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	finance-lyrics1	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My personal loan
Purpose of loan:
I have to set up an office in my home.

My financial situation:
I don't have any debt and have a clear credit report except for one item. That lone negative item on Experian is in error and being disputed. I have no knowledge of the account and the reporting agency has refused to supply any documentation at this point. They can't because I know it is not mine and is apparently fraudulent. They claim it is an AT&T bill, but I have AT&T and have never owed them a thing. The phone number associated with the claim is not any number I have ever had.

The revolving credit item listed is also in error. I applied for a No-Hassle rewards credit card from CapitalOne, but they sent me a different card with high rates and membership fees. I never activated the card and they canceled it over the phone. The $54 will fall off after 30 days and is not really owed.

My home is owned by family so I have no rent or utilities. My only monthly obligations are cell phone, internet, and food.

Monthly net income: $
I work for Pilot Catastrophe as an insurance adjuster, which means my income is based off of natural disasters. I also receive a monthly deposit from family in the amount of $850. Not counting any income from my job, I can easily repay the requested loan using the family deposit.

Monthly expenses: $ 400
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $ 100
??Food, entertainment: $ 300
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 0
??Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463051
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$173.33

Auction yield range:	13.98% - 14.00%	Estimated loss impact:	14.60%
Lender servicing fee:	1.00%	Estimated return:	-0.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-2005	Debt/Income ratio:	32%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	8y 0m
Credit score:	660-679 (Jun-2010)	Total credit lines:	6	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$8,438	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	88%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	yield-comet	Borrower's state:	Delaware	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off high interest credit card
Purpose of loan:
This loan will be used to pay off a 27% APR credit card with a $5,000 balance.

My financial situation:
I am a good candidate for this loan because I am currently paying $200/month to live with my parents, have had a steady part-time job for the past 8 years, have graduated from college, and am scheduled to take the Registered Nurse licensing exam this July, which will greatly increase my chances of landing a job as a nurse.

Monthly net income: $
$1200
Monthly expenses: $
??Housing: $ 200
??Insurance: $ 100
??Car expenses: $ 50
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $ 150
??Clothing, household expenses $
??Credit cards and other loans: $ 300
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463063
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	13.98% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2006	Debt/Income ratio:	26%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	10 / 10	Length of status:	9y 3m
Credit score:	620-639 (Jun-2010)	Total credit lines:	11	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$9,140	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	59%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	jamce68	Borrower's state:	California	Borrower's group:	1st and BEST for Loans
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	30 ( 100% )	620-639 (Latest)
Principal borrowed:	$3,000.00	< 31 days late:	0 ( 0% )	600-619 (Sep-2009) 600-619 (Oct-2007)
Principal balance:	$636.61	31+ days late:	0 ( 0% )
Total payments billed:	30
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to consolidate credit card dedt.
My financial situation:
I am a good candidate for this loan because?
I pay all my bills and will make the payments on time.
I am currently working in the company has been working for 11 years.

Monthly net income: $ family income:?4400

Monthly expenses: $
??Housing: $ 1200
??Insurance: $ 125
??Car expenses: $ 318
??Utilities: $ 150
??Phone, cable, internet: $ 250
??Food, entertainment: $ 400
??Clothing, household expenses $ 200
??Credit cards and other loans: $?600
??Other expenses: $300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463075
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	8.43%	Starting borrower rate/APR:	9.43% / 9.77%	Starting monthly payment:	$400.00

Auction yield range:	2.98% - 8.43%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.93%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1989	Debt/Income ratio:	86%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	29 / 29	Length of status:	1y 7m
Credit score:	800-819 (Jun-2010)	Total credit lines:	70	Occupation:	Doctor
Now delinquent:	0	Revolving credit balance:	$63,673	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	41%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	wvmustang	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paving driveway
Purpose of loan:
This loan will be used to? pave driveway to house that was built in 2006.? Approximately 1000 feet up a hill plus large area at top of hill for parking.? A bid from? local contractor priced at $17,820.00.? The house is a 3 story house appraised by county tax dept in Dec 2009 at $314,800.00 with a first mortgage of about $260,000.00 remaining.?

My financial situation:
I am a good candidate for this loan because?i have been practicing in this area for more than 10 years. i have not been behind or delinquent? on any payment either secured or unsecured.? Even though the economy took a down turn our business has? maintained steady and constant growth.? we are fortunate in the fact that very little competition exists for optometrist? in our area.? To keep cost at a minimum my wife and i work the office with the help of only one part time employee who works 2 days a week.?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463093
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	20.93%	Starting borrower rate/APR:	21.93% / 24.19%	Starting monthly payment:	$381.54

Auction yield range:	7.98% - 20.93%	Estimated loss impact:	7.49%
Lender servicing fee:	1.00%	Estimated return:	13.44%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1991	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	14 / 10	Length of status:	1y 5m
Credit score:	780-799 (Jun-2010)	Total credit lines:	41	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$22,935	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	24%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	courteous-dime0	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Capital Needed
My business currently has more orders than we can fill due to the lack of inventory/working capital at the time. I have excellent credit history since 1991 and you will certainly make a return on your investment if you choose to help. I appreciate your consideration and hope that you can contribute to the investment. If you have any questions please feel free to email me. Thanks.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463099
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1992	Debt/Income ratio:	27%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	9 / 9	Length of status:	33y 3m
Credit score:	640-659 (Jun-2010)	Total credit lines:	35	Occupation:	Professional
Now delinquent:	1	Revolving credit balance:	$4,404	Stated income:	$50,000-$74,999
Amount delinquent:	$806	Bankcard utilization:	9%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	17
Screen name:	return-iris	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
debt consolidation
Purpose of loan:
This loan will be used to? To consolidate debt from credit cards and doctor bills and hospital bills. Our son has been sick over the past three years and unable to work for the past year with no insurance. Through Gods grace we have come thru this time and hope to have him working soon.

My financial situation:
I am a good candidate for this loan because?I do pay my bills, although I have been late they always get paid. The one thing I like about this loan is it comes out of my account monthly without having to do anything.?

Monthly net income: $ 3,744.00 (my income) $3,232.00 (husbands)

Monthly expenses: $ 4,230.00
??Housing: $ 1,195.00
??Insurance: $ 190.00
??Car expenses: $ 482.00?(2?cars)
??Utilities: $ 250.00
??Phone, cable, internet: $150.00
??Food, entertainment: $ 500.00
??Clothing, household expenses $200.00?
??Credit cards and other loans: $ 700.00
??Other expenses: $ Dr bills and meds?$400.00 student loan $163.00 (sons)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463105
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$141.48

Auction yield range:	13.98% - 25.25%	Estimated loss impact:	15.15%
Lender servicing fee:	1.00%	Estimated return:	10.10%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1996	Debt/Income ratio:	15%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 7	Length of status:	16y 11m
Credit score:	660-679 (Jun-2010)	Total credit lines:	16	Occupation:	Retail Management
Now delinquent:	0	Revolving credit balance:	$7,521	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	99%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	4
Screen name:	glowing-pound7	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Helping With Baby Expenses
Purpose of loan:
This loan will be used to Pay down credit card debts, much of which I have accumulated taking care of my first child. It will also be used to cover other medical expenses, such as his immunization shots, not covered by our insurance.?He?was born premature and had to spend his first six weeks in the hospital. It was a very difficult time for my wife and I, but we pulled through and now are enjoying our new life with our wonderful son.

My financial situation:
I am a good candidate for this loan because?I have?worked for the same?employer for almost?17 years. My wife?has also?returned to work so?our income will?soon be returning to normal (together our net income will be over $4500).?I also?take great pride in paying my bills?on time and would rather go hungry than to miss or be late?on a payment.
Monthly net income: $2250

Monthly expenses: $
??Housing: $400?
??Insurance: $100
??Car expenses: $ 50
??Utilities: $50
??Phone, cable, internet: $ 50
??Food, entertainment: $?200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 240
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463123
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1989	Debt/Income ratio:	15%
Basic (1-10):	1	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	9 / 7	Length of status:	1y 6m
Credit score:	700-719 (Jun-2010)	Total credit lines:	20	Occupation:	Sales - Commission
Now delinquent:	2	Revolving credit balance:	$5,143	Stated income:	$50,000-$74,999
Amount delinquent:	$703	Bankcard utilization:	69%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	worth-financier	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off remodel of new home :)
Purpose of loan:
This loan will be used to? payoff my family who helped me with the downpayment and remodel of my very first home.? :)

My financial situation:
I am a good candidate for this loan because? My credit is very good, and I'm proud of it.?The only?derog on my credit report is an old collection of $703 that I have disputed for years. I refuse to pay it as it is incorrect!
I recently bought my very first house, and my wonderful family assisted me with the downpayment and remodel of it.?My dog and I are settled in now and ready to pay them back.? :)?? I take pride in paying my bills on time, always.

Monthly net income: $ 4300 after taxes

Monthly expenses: $
??Housing: $ 887?
??Insurance: $?50
?Car expenses: $305?
??Utilities: $ 50
??Phone, cable, internet: $ 50
??Food, entertainment: $ 100
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 125
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463129
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1999	Debt/Income ratio:	26%
Basic (1-10):	4	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	11 / 11	Length of status:	0y 2m
Credit score:	680-699 (Jun-2010)	Total credit lines:	36	Occupation:	Sales - Commission
Now delinquent:	1	Revolving credit balance:	$1,773	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	50%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	25
Screen name:	bold-order-maestro	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Independent agent growing business
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463245
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$596.40

Auction yield range:	13.98% - 24.00%	Estimated loss impact:	15.08%
Lender servicing fee:	1.00%	Estimated return:	8.92%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1996	Debt/Income ratio:	60%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	12 / 12	Length of status:	16y 2m
Credit score:	680-699 (Jun-2010)	Total credit lines:	20	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$23,267	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	67%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	fearless-bonus4	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
1 year left of killer house payment
Purpose of loan:
tie me over for 11 more months of a large house payment
My financial situation:
I am a good candidate for this loan because I pay my bills on time and must be responsible for my debt.

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463275
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,700.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	12.85%	Starting borrower rate/APR:	13.85% / 16.01%	Starting monthly payment:	$160.29

Auction yield range:	5.98% - 12.85%	Estimated loss impact:	5.21%
Lender servicing fee:	1.00%	Estimated return:	7.64%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2000	Debt/Income ratio:	11%
Basic (1-10):	8	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	10 / 10	Length of status:	5y 0m
Credit score:	740-759 (Jun-2010)	Total credit lines:	18	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$430	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	5%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	3
Screen name:	yorktur1966	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	4 ( 100% )	740-759 (Latest)
Principal borrowed:	$9,000.00	< 31 days late:	0 ( 0% )	700-719 (Jan-2010)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	4
Description
Second time Borrower for School
Purpose of loan:
The purpose for this loan is in reference to School. I plan to attend wgu.edu. The fees is 5,000 per year. . I have no?credit cards balances and an IRA of 4,500,? This is my second loan. First loan completely paid off with?no late payments. I intend to take some computer related courses in programming. This will make me more marketable in the job market and most important give me the necessary skills to peform tasks currently done in a more efficent manner at work. An example?is to learn how to access tables at the back end of a software and produce information as requested, write complicated macros for repeated tasks. those are just a few of the examples. I intend to complete this course in 18 months. The total cost if 7,500. I can manage to make payments on the difference of (7,500-4,700)
My monthly net income is 3,200. Thank you.
Rent 1,100
Cable/phone/Water/Electricity 400.
Groceries 600
Car insurance 76
Social Activities 400.00
There are no?car payments
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463299
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	22.55%	Starting borrower rate/APR:	23.55% / 25.84%	Starting monthly payment:	$311.98

Auction yield range:	7.98% - 22.55%	Estimated loss impact:	7.53%
Lender servicing fee:	1.00%	Estimated return:	15.02%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1989	Debt/Income ratio:	18%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 6	Length of status:	16y 0m
Credit score:	760-779 (Jun-2010)	Total credit lines:	26	Occupation:	Civil Service
Now delinquent:	1	Revolving credit balance:	$5,003	Stated income:	$50,000-$74,999
Amount delinquent:	$22,757	Bankcard utilization:	18%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	sophisticated-fund6	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
tractor purchase
Purpose of loan:
This loan will be used to? purchase a tractor????

My financial situation:
I am a good candidate for this loan because? I have hardly any debt, and the tractor is to help my?parents with their land?. My delequincey was aproduct of careless trading which landed me in an impossible lease agreement on a toyota truck for $680/mo. after a few months , I just couldn't justify continueing that note.
Monthly net income: $ 3400

Monthly expenses: $
??Housing: $ 215????
??Insurance: $ 110????
??Car expenses: $ 446
??Utilities: $ 125
??Phone, cable, internet: $ 140
??Food, entertainment: $?180??Clothing, household expenses $ 100
??Credit cards and other loans: $ 190
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463311
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$294.03

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1996	Debt/Income ratio:	17%
Basic (1-10):	3	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 8	Length of status:	13y 0m
Credit score:	620-639 (Jun-2010)	Total credit lines:	30	Occupation:	Computer Programmer
Now delinquent:	4	Revolving credit balance:	$27,444	Stated income:	$75,000-$99,999
Amount delinquent:	$8,169	Bankcard utilization:	98%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	20
Screen name:	OsitoLindo	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	22 ( 100% )	620-639 (Latest)
Principal borrowed:	$3,100.00	< 31 days late:	0 ( 0% )	580-599 (Dec-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	22
Description
Guatemala Charity Project Help!
My first loan was on time each month, and paid ahead of schedule.
I am confident this loan will be paid early as well.
Delinquencies noted are balances which are being paid as agreed, but banks would not update status.
All my cards are closed, 1 CC agreement starts this month, other is pending, ask for details.
Revolving debt & score vs previous year, show I'm winning this battle.

The hotel in Guatemala was built to create a sustainable income for the Mayan families in a poor area of Guatemala.
Things have been difficult due to the recent events in Guatemala, the volcanic eruption and hurricane Agatha.

My total monthly net income is $4,800
Housing $1,247
Insurance $75
Gasoline $30
Utilities $200
Phone, Cable $125
Food Misc, $120
Credit cards $1,250
With your help, we'll finish the cabanas, upgrade furniture with handmade. New linens for the beds, & A/C for 3 more rooms.
This will increase our average sell rate, resulting in greater profit, see profile link.
Please email if any questions and God bless!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463317
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.38%	Starting borrower rate/APR:	26.38% / 28.71%	Starting monthly payment:	$101.23

Auction yield range:	10.98% - 25.38%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1992	Debt/Income ratio:	29%
Basic (1-10):	7	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	17 / 17	Length of status:	5y 4m
Credit score:	680-699 (Jun-2010)	Total credit lines:	30	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$32,858	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	1
Screen name:	friendly-repayment	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit Card Consolidation
Purpose of loan:
This loan will be used to?I have a few credit cards with small balances that I would like to consolidate

My financial situation:
I am a good candidate for this loan because?I am employed full time. Married--my wife is employed full time. I have a 401K. My wife has 401K

Monthly net income: $ 3200-3500

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 463365
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	27.38%	Starting borrower rate/APR:	28.38% / 30.73%	Starting monthly payment:	$623.54

Auction yield range:	10.98% - 27.38%	Estimated loss impact:	10.68%
Lender servicing fee:	1.00%	Estimated return:	16.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1992	Debt/Income ratio:	15%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 8	Length of status:	17y 2m
Credit score:	720-739 (Jun-2010)	Total credit lines:	24	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$7,583	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	72%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	platinum-stream2	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.